UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
 Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 21, 2002

Date of Report (Date of earliest event reported)

BB&T Corporation
 (Exact name of registrant as specified in its charter)

Commission file number : 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000
(Registrant's telephone number, including area code)

This Form 8-K has 3 pages.

ITEM 4.    Changes to Registrant's Certifying Accountant

On March 19, 2002, the Board of Directors of BB&T Corporation ("BB&T" or "the Corporation"), based on the recommendation of its Audit Committee, determined not to renew the engagement of its independent public accountants, Arthur Andersen LLP ("Andersen"), and appointed PricewaterhouseCoopers LLP ("PwC") as its new independent public accountants for 2002. The appointment of PwC will be submitted to shareholders for ratification at BB&T's 2002 Annual Meeting of Shareholders to be held on April 23, 2002.

During BB&T's two most recent fiscal years ended December 31, 2001, and the subsequent interim period through March 19, 2002, there were no disagreements between BB&T and Andersen on any matter of accounting principles, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the matter of the disagreement in connection with their reports. Andersen's reports on the Corporation's consolidated financial statements for each of the years ended 2001 and 2000, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

BB&T provided Andersen with a copy of this disclosure. Attached as Exhibit 16.1 is a copy of Andersen's letter, dated March 21, 2002, stating their agreement with these statements.

Andersen's report on BB&T's consolidated financial statements for the year ended 2001, dated January 28, 2002, was issued on an unqualified basis in conjunction with the filing of BB&T's Annual Report on Form 10-K for the year ended December 31, 2001, filed on March 15, 2002.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within BB&T's two most recent fiscal years and subsequent interim period through March 19, 2002.

During BB&T's two most recent fiscal years ended December 31, 2001, and the subsequent interim period through March 19, 2002, the Corporation did not consult with PwC regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(c) The following exhibits are filed as part of this Form 8-K.

Exhibit No.	Description
16.1	Letter from Arthur Andersen LLP regarding change in certifying accountant

99	Press release, dated March 20, 2002

S  I  G  N  A  T  U  R  E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                BB&T CORPORATION
                                                                                (Registrant)

                                                                                By: /S/ SHERRY A. KELLETT

                                                                                Sherry A. Kellett
                                                                                Senior Executive Vice President and Controller
                                                                                (Principal Accounting Officer)

Date:       March 21, 2002

Index to Exhibits

Exhibit No.	Description
16.1	Letter from Arthur Andersen regarding
change in certifying accountant
99	Press release dated March 20, 2002

EXHIBIT 16.1

[Arthur Andersen LLP Letterhead]

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

March 21, 2002

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated March 21, 2002 of BB&T Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

cc: Mr. Scott Reed, CFO, BB&T Corporation

EXHIBIT 99

March 20, 2002

FOR IMMEDIATE RELEASE

Contacts:
ANALYSTS		MEDIA
Tom A. Nicholson	Scott E. Reed	Bob Denham
Senior Vice President	Sr. Exec. Vice President	Senior Vice President
Investor Relations	Chief Financial Officer	Public Relations
(336) 733-3058	(336) 733-3088	(336) 733-1002

BB&T appoints new auditor for 2002

     WINSTON-SALEM, N.C. - BB&T Corporation today named PricewaterhouseCoopers LLP as its independent auditor for 2002. The decision by BB&T's board of directors to change auditors follows last week's indictment of Arthur Andersen LLP by a federal grand jury. Andersen had been BB&T's auditor since 1966.

     BB&T reappointed Andersen at its January board meeting after a careful evaluation and thorough review of the team assigned to BB&T. However, at the time of that decision, BB&T said it would continue to follow the Enron situation as well as monitor Andersen's status and reputation and would reconsider their reappointment if new developments called for a change. BB&T's proxy statement for the 2002 Annual Meeting of Shareholders will include a supplement discussing the change of accountants.

     "Our earlier decision to retain Andersen was based on the performance and professionalism of those Andersen employees who have worked with us through the years," said Scott E. Reed, BB&T's chief financial officer. "However, we made that decision with the understanding that we would continue to monitor any new developments surrounding the Enron situation.

     "Obviously, this latest development necessitates that we reconsider our previous decision. We have to do what we believe is best for our shareholders and our company. PricewaterhouseCoopers is a highly respected firm with substantial expertise in the financial services industry. We look forward to working with them."

     Winston-Salem-based BB&T Corporation, a financial holding company with $72.7 billion in assets, operates more than 1,100 banking offices in the Carolinas, Georgia, Virginia, Maryland, West Virginia, Tennessee, Kentucky, Alabama, Indiana and Washington, D.C.